Exhibit 99.1

REVOCABLE PROXY

THE BANK OF PRINCETON

183 Bayard Lane

Princeton, New Jersey 08540

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, being a stockholder of The Bank of Princeton (the “Bank”) as of             , 2016, hereby authorizes and appoints Richard Gillespie, Edward Dietzler and Daniel O’Donnell, or any of their successors, as proxies, with full powers of substitution, to represent the undersigned at the Special Meeting of Stockholders to be held on             , 2016, and at any adjournment of such meeting, and with all the powers the undersigned would possess if personally present, to act with respect to all votes that the undersigned would be entitled to cast, if personally present, as set forth on the reverse hereof. The undersigned hereby revokes any proxies heretofore given and ratifies and confirms all that each of such proxyholders, or any substitute or substitutes, shall lawfully do or cause to be done by reason thereof, upon the matters referred to in the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus for such meeting.

This proxy is solicited on behalf of the Board of Directors of the Bank for use at the Special Meeting of Stockholders to be held on             , 2016 and at any adjournment thereof.

This proxy may be revoked at any time prior to the Special Meeting by written notice to the Bank or may be withdrawn and you may vote in person should you attend the Special Meeting.

(Continued and to be signed on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” EACH OF THE PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Proposal to approve the Agreement and Plan of Merger, dated as of May 3, 2016, by and among Investors Bancorp, Inc., Investors Bank and The Bank of Princeton	For ☐	Against ☐	Abstain ☐

2. Proposal to approve, on a non-binding advisory basis, the compensation payable to the named executive officers of The Bank of Princeton in connection with the merger	For ☐	Against ☐	Abstain ☐

3. Proposal to transact any other business that properly comes before the special meeting, or any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the merger agreement, or otherwise	For ☐	Against ☐	Abstain ☐

The undersigned hereby acknowledges receipt of Notice of the Special Meeting of Stockholders and the accompanying Proxy Statement/Prospectus prior to signing this proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF EXECUTED BUT NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED ABOVE.

Please check this box if you plan to attend the Special Meeting.  ☐

Signature of Stockholder	Signature of Stockholder

Date:	Date:

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Please Date, Sign and Return TODAY in the Enclosed Envelope.

No Postage Required if Mailed in the United States.

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